EXHIBIT 10.1

AGREEMENT, dated April 24, 1998 between Oak Tree Medical Systems, Inc. and all its Subsidiaries, and William Kedersha

This letter sets forth the terms and conditions upon which William Kedersha, his successors and/or assigns (including and limited to any partnership, joint venture, corporation or other entity of which he is or may be associated with) (hereinafter referred to as the "Consultant") will act as an advisor to Oak Tree Medical Systems, Inc. and/or all of its Subsidiaries (hereinafter referred to as "OAK" or the "Company") in an effort to:

      A. Transfer by way of sale or otherwise one or more of OAK's present facilities to any entity or individual, (hereinafter referred to as "PURCHASER:) that William Kedersha enters into negotiations with on behalf of Oak Tree and which results in a sale or other comparable transaction. It is agreed that any individual or entity which Kedersha introduces to Oak Tree or which he enters into negotiations with or on behalf of Oak Tree shall be deemed to be Kedersha's sole contact entitling him to all compensation as noted herein. This provision shall apply to all individuals and entities which may or may not have previously contacted Oak Tree or any of its officers, directors or representatives regarding any transaction relating to but not limited to a sale or purchase of any of Oak Tree's facilities. In all cases, Oak Tree must pre-approve potential Kedersha contacts.

I. SCOPE OF ENGAGEMENT. The Consultant will act as advisor and consultant to the Company and, in such capacity, will advise the Company with respect to structuring and/or financing a sale of any of Oak Tree's facilities and such other matters within Kedersha's areas of expertise.

II. RESPONSIBILITY AND SERVICE PROVIDED. With respect to the scope of assignment and at all times subject to Paragraph 8 hereof, the Consultant will:

          a. Familiarize itself with the business, operations, management, financial condition, and future prospects of the Company and new business acquisitions and/facility sales opportunities;

          b. Evaluate potential acquisitions and various capital structures that address the Company's sale of one or more of their facilities;

          c. Determine potential sources of capital, investment terms and related strategy issues as may be possible to consummate a transaction on behalf of Oak;

          d. Meet and communicate with any purchaser, their advisor, or other member of a potential purchaser as is necessary to perform within the scope and guidelines of this Agreement

III. COMPENSATION TO THE CONSULTANT. As compensation for the Consultant's services hereunder, the Consultant shall be paid if any purchase, transfer of interest or control, or other comparable business transaction takes place between Oak & an individual or entity as described within this agreement. The Consultant's compensation shall become due and payable immediately at closing. If cash is part of the closing payment, Oak may first allow closing funds to clear its bank before paying consultant. Consultant shall be paid the day such funds clear Oak's bank. If Oak agrees and accepts a transaction where no cash is received as part of the transaction, Consultant must still paid at closing. If Oak agrees to a sale or comparable conclusion resulting in either a sale or comparable transaction between Oak & an individual or entity as described within this agreement, Kedersha shall be paid at closing. Compensation to the Consultant for services shall be as follows:

      A. IN THE EVENT PURCHASER ACQUIRES (OR IS ACQUIRED) ONE OR MORE OAK FACILITIES OR OAK TREE ACQUIRES ONE OR MORE OF PURCHASER'S FACILITIES:

         1. A payment of 10%* of the cumulative value of the total sales price or comparable valuation of a comparable transaction. Payment shall be paid in full at or before the closing. Kedersha shall not be paid until Oak Tree's funds received have been deposited and have cleared, or beneficial change of control of the subject OAK facility(ies) to PURCHASER or a new entity or individual that is introduced to OAK by Kedersha and also,

* Kedersha agrees to accept Oak Tree stock as payment of Oak Tree's option. Share price agreed is $2.00.

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         2.       It is agreed between the parties that time is of the essence regarding the provisions of this subparagraph. If Kedersha does not receive his cash payment and authorized expense reimbursement at closing. Kedersha shall not be paid until Oak Tree's funds received have been deposited and have cleared, or beneficial change of control of the subject OAK facility(ies) to PURCHASER or a new entity or individual that is introduced to OAK by Kedersha, he shall be entitled to a $5,000 cash late penalty and thereafter $1,000 per day for each day he does not receive the cash payment (including any outstanding expenses) and penalty payment. All forms of payments must be received simultaneously or the daily penalty will continue to accrue until such time as all payments are received

IV. TERM OF ENGAGEMENT. The engagement of the Consultant pursuant to the terms of this Letter Agreement shall be effective commencing on the day hereof and shall continue until July 31st, 1998; provided, however, that the Company may terminate this Agreement at any time, for any reason, by giving 45 days prior written notice of such termination to the Consultant.

         a. Notwithstanding the expiration or termination of this Agreement, the Consultant shall receive all compensation due hereunder should any agreement be entered into between OAK and an individual or entity as described within this agreement within eighteen (18) months of the expiration or termination of this Agreement, regardless of whether it is asserted that the efforts of the Consultant were a material contribution to the formation of the agreement.

V. CONFIDENTIALITY. Each of the parties agrees to keep any information with respect to each other and this Agreement confidential and not to make use thereof except as may be required by applicable law or judicial process. Each party will not be identified or referred to in any public release or communication prepared by either party or any of their affiliates or associates without the other party's prior written consent.

VI. COMPANY'S OBLIGATIONS. The Company will continuously and timely apprize the Consultant of any and all material matters relevant to the Company's business as relates to Purchaser and OAK. The Company recognizes, agrees and confirms that Consultant (i) will be using and relying on information available from the Company and generally recognized public sources (the "information"), without having independently verified the same, and; (ii) does not assume responsibility for the accuracy of completeness of the information. The Company will, in addition to any other duties of indemnification set forth in this Letter Agreement, indemnify and hold Consultant harmless for any claim suit or judgment arising out of Consultant's use of any information concerning the Company furnished by the Company to the Consultant or which the Company provided to any public source.

VII. LIMITATION OF LIABILITY AND INDEMNIFICATION. In performing its services under this Agreement, neither Consultant nor any officer, director, employee, shareholder, attorney, or agent of the Consultant will be liable to the Company or its creditors for errors or judgment or for any other acts, except for acts of gross negligence by the Consultant. Notwithstanding anything contained in this Agreement, in the event that Consultant incurs any liability or obligations in connection with the performance of its services under this Agreement, the Company shall indemnify the Consultant for all of such liabilities, obligations, expenses, or costs arising therefrom, including reasonable legal fees incurred by Consultant, except for (i) actions of the Consultant which have not been authorized by the Company and (ii) acts of gross negligence by the Consultant.

VIII. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to place the Consultant and the Company in the relationship of partners or joint venturers. Neither the Consultant nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever. The Consultant, in performing its service hereunder, shall at all times be an independent contractor.

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IX.      MISCELLANEOUS. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution, and the Company's obligations to pay fees and reimburse expenses, contained herein shall survive any expiration or termination of this Agreement. This Agreement may not be amended or modified except in writing signed by both parties and shall be governed by, and construed in accordance with, the laws of the State of New York without reference to principles of conflicts of law thereof.

If the foregoing conforms to your understanding, please sign, and date and return to us the enclosed copy of this letter.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

WILLIAM KEDERSHA
ATTEST:

                                               By:    /s/ WILLIAM KEDERSHA
                                                      --------------------------
                                                      William Kedersha

OAK TREE MEDICAL SYSTEMS, INC.
Henry Dubbin
ATTEST:

                                               By:    /s/ HENRY DUBBIN
                                                      --------------------------
                                               President and Board Member

Board of Directors
ATTEST:

/s/ FRED SINGER
-------------------
Fred Singer
Board Member

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